SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 1, 2004

AMERICAN ACHIEVEMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-84294 (Commission File Number)	13-4126506 (I.R.S. Employer Identification Number)

7211 Circle S Road
Austin, Texas 78745
(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code: (512) 444-0571

N/A

(former address if changed since last report)

Item 5. Other Events and Item 9. Required FD Disclosure
SIGNATURES
INDEX TO EXHIBITS
Press Release

Item 5. Other Events and Item 9. Required FD Disclosure

     See the press release attached hereto as Exhibit 99.1 dated March 1, 2004 announcing American Achievement Corporation’s proposed offering under Rule 144A and Regulation S of $150 million principal amount of senior subordinated notes due 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ACHIEVEMENT CORPORATION (Registrant)
By:	/s/ David G. Fiore
	Name:	David G. Fiore
	Title:	President and Chief Executive Officer

Date: March 1, 2004

INDEX TO EXHIBITS

Exhibit	Number
99.1	Press Release of the Registrant dated March 1, 2004